Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399 x295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

Lulu Avenue and JudeFrances Jewelry Enter Into Exclusive Design Agreement

Charles & Colvard, a Direct Seller of Moissanite Jewelry, Enlists Style-Defining, Internationally Acclaimed Design House to Expand Unique Branded Look

MORRISVILLE, N.C. – October 22, 2012 – Lulu AvenueTM, a brand of Charles & Colvard Direct, LLC, the wholly owned home party direct sales subsidiary of Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), today announced it has entered into an exclusive services and licensing agreement with JudeFrances Jewelry, Inc.  Under the agreement, JudeFrances will custom design fashion and moissanite jewelry for Lulu Avenue.  Known for their classic, sexy, elegant yet affordable designs, JudeFrances’ fashion jewelry and moissanite designs for Lulu Avenue are targeted to add a unique, trendsetting, and style-defining element differing from any other designs on the market today.

The collection will include fashion and moissanite jewelry designed by Frances Gadbois and will be produced in the same factories that make the JudeFrances Jewelry Collection.  “I wanted to create something that all women could wear, while still delivering the finest quality at affordable prices,” commented Ms. Gadbois.  “This classic, sexy, elegant, and affordable collection will be composed of a myriad of earring charms that can be worn on several different hoops; on-trend bangles and stackable rings for day into evening looks; and interchangeable pendants and chain necklaces that I believe will make the collection for Lulu Avenue the most versatile fashion jewelry collection around.”

“The agreement supports our commitment to women’s business ownership through direct selling,” commented Jude Steele, co-founder of JudeFrances.  “With our JudeFrances business model we created a repeat customer business by offering different earring charms for different occasions, and we want to bring this same concept to the fashion jewelry world.”

The agreement leverages Frances Gadbois and Jude Steele’s exuberant personalities and fashion world access, further enhancing Lulu Avenue Style Advisors’ fashion credibility, opportunity, and community.

“This strategic agreement leverages both the design strengths of JudeFrances with the direct sales expertise of Lulu Avenue in the home party jewelry sales business,” commented Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd. “It signifies our commitment to the direct selling channel and we believe it positions the company for sustained growth by expanding business-to-consumer opportunities for moissanite gemstones.”

“Our Style Advisors will have the exclusive, trendy, and fun merchandise that is indicative of the best opportunities available in direct sales,” stated Kevin S. Raulston, General Manager of Charles & Colvard Direct, LLC.  “Now our Style Advisors have affordable designer products available nowhere else upon which to build their businesses.”

Charles & Colvard, Ltd. will file a Current Report on Form 8-K with the Securities and Exchange Commission describing the material terms of the transaction.

JudeFrances’ fashion and moissanite designs for Lulu Avenue are expected to debut in the Lulu Avenue Spring 2013 catalog.

About Charles & Colvard, Ltd.
Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

About JudeFrances Jewelry
JudeFrances Jewelry, the designer jewelry brand, is known for stunning designs and high-quality pieces made with only the most luxurious materials.  Entering its 11th year in business, JudeFrances continues to grow and develop into one of the most coveted fine jewelry lines available.  Each stunning piece perfectly reflects what today's smart, luxe sophisticate seeks:  a look that like

JudeFrances is Classic, Sexy, & Elegant.  The JudeFrances Jewelry collections are retailed in Neiman Marcus and luxury boutiques across the United States, and the company is headquartered in Orange County, California.  For more information, please visit www.judefrances.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

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